Exhibit 99.1
                                                               ------------

FOR IMMEDIATE RELEASE
---------------------


                     INTERPUBLIC NAMES MICHAEL ROTH CHAIRMAN

               Robert Thompson Promoted to Chief Financial Officer
                 As Chris Coughlin Decides to Retire at Year-End


New York, NY (June 25, 2004) - Interpublic Group (NYSE: IPG) today announced a number of significant changes in its top management ranks. Michael Roth, 58, Chairman and CEO of The MONY Group and an Interpublic Board member since 2002, has agreed to join the marketing services company as Chairman, effective on or about July 15, after the anticipated closing date of the sale of MONY Group to AXA Financial Services Group. Christopher Coughlin, 51, Interpublic's Chief Operating Officer and Chief Financial Officer since June 2003, has decided to retire at the end of 2004. Robert Thompson, 51, currently Senior Vice President, Finance, will assume Coughlin's Chief Financial Officer title and responsibilities. Mr. Thompson's promotion to Executive Vice President and CFO takes effect after the end of the second quarter. Interpublic's major operating unit management, as well as corporate staff, will continue to report to President and Chief Executive Officer David Bell.

"We are fortunate that an executive of Michael Roth's caliber and intellect was available to join Interpublic at this pivotal time," said David Bell. "Michael is a terrific operator and a great financial executive. He has worked both in the professional services sector and in a diversified holding company environment for many years. He knows our company very well and is highly regarded by our leadership team. I know he will make immediate and lasting contributions to our change efforts and I look forward to partnering with him."

Mr. Bell added that, "Chris Coughlin helped bring enhanced financial discipline to the organization and recruit a number of first-class professionals, such as Bob Thompson and most recently Corporate Controller and Chief Accounting Officer Nick Cyprus. This team will continue to move us forward in meeting our goals of improving margins and achieving greater financial accountability and reliability. We thank Chris for his many contributions and wish him well in the future."

 "I have enjoyed being a part of the first stage of building a new Interpublic," said Mr. Coughlin. "We have succeeded in stabilizing the company, strengthening its financial condition and putting into place the foundation for future growth. However, as I considered my long-term future in a global corporate setting such as this one, I concluded that there are other priorities I would like to honor at this point in my life, such as spending more time with my family and other personal pursuits. I have therefore decided to retire at the end of 2004. The fact that we've added to our bench strength in financial and operational areas assisted me in making this deeply personal decision. Of course, I'll be available to Michael and to David in any way they ask until year-end."

According to Mr. Roth, "During the past several years, I've come to know and appreciate Interpublic's great potential. Clearly, David and I have very complementary strengths. We also have a strong personal relationship. As the company moves into the second phase of its turnaround, his time will increasingly need to be focused on the company's clients, its people and the competitive vitality of its brands. I look forward to helping free David to devote even more of his talents to these important areas, as well as to working with Bob Thompson and the major unit heads to improve operating performance."

Michael Roth began his career at The MONY Group in 1989 as Executive Vice President and Chief Financial Officer, was named President and Chief Operating Officer in 1991 and became Chairman and Chief Executive Officer in 1993. As Chairman and CEO, Roth's vision for the company focused on an advisory-based model, in which the company provides value-added expertise and service to design financial solutions that meet the individualized needs of customers. Under his leadership, the company diversified its business mix, broadened its distribution channels and enhanced its ability to compete in the dynamic financial services marketplace. Today, The MONY Group is a financial services holding company that provides a wide range of protection, asset accumulation and retail brokerage products and services through its various member companies. Prior to joining MONY, Roth was Executive Vice President and Chief Financial Officer of Primerica Corporation and a Partner at Coopers & Lybrand.

                                      # # #

Interpublic will host a conference call on Friday, June 25 at 8:45 AM EST to discuss these developments.

To join the conference call, please dial 1-888-396-2386. For those outside the United States, please call 1-617-847-8712. The call will begin promptly at 8:45AM EST.

This call will be recorded, and will be available for review by dialing 1-888-286-8010 followed by the reservation # 9645808 between 10:45 AM EST on June 25, 2004 and 11:59 PM EST on June 29, 2004. For those outside the United States, please call 1-617-801-6888 followed by the reservation # 9645808 to hear the recorded call.

                                      # # #

About Interpublic
-----------------
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative, Lowe & Partners Worldwide, McCann-Erickson, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

Contact Information
-------------------

General Inquiries:
Julie Tu, Financial Relations Board
(212) 445-8456

Media:
Philippe Krakowsky, Interpublic Group of Companies
(212) 704-1328


                                      # # #


Cautionary Statement
--------------------
This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding ongoing liabilities following the early termination of the Silverstone event and promoters agreements, recent business and economic trends, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

o potential legal challenges to the validity of the agreement terminating the event and promoters contracts at the Silverstone race track;

o potential claims relating to termination of the Silverstone lease contracts;

o risks associated with the effects of global, national and regional economic and political conditions;

o    Interpublic's ability to attract new clients and retain existing clients;

o    the financial success of Interpublic's clients;

o    Interpublic's ability to retain and attract key employees;

o developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;

o potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;

o    potential adverse developments in connection with the SEC investigation;

o    risks associated with Interpublic's remaining motorsports commitments;

o    potential downgrades in the credit ratings of Interpublic's securities; and

o the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K and other SEC filings.